UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                 AUGUST 17, 1999
                ------------------------------------------------
                Date of Report (Date of earliest event reported)


                      PLANET HOLLYWOOD INTERNATIONAL, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



           DELAWARE                    00028230                 59-3283783
-------------------------------    -----------------      ----------------------
(State or other jurisdiction of    (Commission  File         (I.R.S. Employer
 incorporation or organization)         Number)           Identification Number)



                             8669 COMMODITY CIRCLE
                             ORLANDO, FLORIDA 32819
          -----------------------------------------------------------
          (Address of principal executive office, including zip code)


                                 (407) 363-7827
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

ITEM 5.   OTHER EVENTS

         On August 17, 1999, Planet Hollywood International, Inc. (the "Company") announced that it had entered into an agreement in principle with a subcommittee representing holders of its Senior Subordinated Notes due 2005 (the "Notes") and with an investor group organized by Robert Earl, the Company's founder and Chief Executive Officer, to restructure the Company's financial position. The proposed agreement is conditioned upon acceptance by holders of not less than $160 million of the Notes.

         A description of the proposed agreement is included in the copy of the Company's press release relating to the proposal, attached hereto as Exhibit
99.1 and incorporated herein by reference.

         Prior to the Company's announcement of the proposed agreement, trading in the Company's common stock was halted by the New York Stock Exchange.

ITEM 7.   EXHIBITS.

         99.1 Press Release by Planet Hollywood International Inc., dated August 17, 1999.




                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    August 17, 1999                   PLANET HOLLYWOOD
                                           INTERNATIONAL, INC.


                                                   /s/ SCOTT E. JOHNSON
                                           -------------------------------------
                                           Name:  Scott E. Johnson
                                           Title: Senior Vice President,
                                                  General Counsel and Secretary

                                 EXHIBIT INDEX


EXHIBIT NO.                        DESCRIPTION
-----------                        -----------

   99.1 Press Release by Planet Hollywood International Inc., dated August 17, 1999.